SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549


                                       FORM 8-K


                                CURRENT REPORT PURSUANT
                             TO SECTION 13 OR 15(D) OF THE
                            SECURITIES EXCHANGE ACT OF 1934



   Date of report (Date of earliest event reported) :     November 4, 1999


                               KEYSPAN CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                    (State or Other Jurisdiction of Incorporation)


     1-14161                                                11-3431358
(Commission File Number)                       (IRS Employer Identification No.)

              175 East Old Country Road, Hicksville, New York 11801
                 One MetroTech Center, Brooklyn, New York 11201
               (Address of Principal Executive Offices) (Zip Code)

                           (516) 755-6650 (Hicksville)
                           (718) 403-1000 (Brooklyn)
              (Registrant's Telephone Number, Including Area Code)



                                      N/A
             (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

As described in the joint press release of KeySpan Corporation (the "Company") and Eastern Enterprises dated November 4, 1999 (a copy of which is annexed as
Exhibit 99.1), the Company and Eastern Enterprises ("Eastern") have entered into an Agreement and Plan of Merger, dated as of November 4, 1999 (a copy of which is annexed as Exhibit 2) pursuant to which Eastern will become a wholly-owned subsidiary of the Company. The transaction has a value of approximately $2.5 billion, including assumption of debt and preferred stock.

Under the agreement, the Company will acquire all of the common stock of Eastern for $64.00 per share in an all-cash transaction. The merger is conditioned, among other things, upon the approval of Eastern Enterprises' shareholders, and receipt of the required regulatory approvals. The Company anticipates that the transaction can be completed in 9 to 12 months.


Item 7.        Financial Statements and Exhibits.

(c)     Exhibits

Exhibit 2.            Agreement and Plan of Merger,  dated as of November 4,
                      1999,   by  and   among   KeySpan   Corporation,   Eastern
                      Enterprises and ACJ Acquisition LLC.

Exhibit 99.1 Joint Press Release of KeySpan Corporation and Eastern Enterprises dated November 4, 1999.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     KEYSPAN CORPORATION

Dated: November 5, 1999             By:  /s/ Gerald Luterman
                                    --------------------------
                                      Name:   Gerald Luterman
                                      Title:  Senior Vice President and
                                              Chief Financial Officer

                                   INDEX TO EXHIBITS



Exhibit No.       Exhibit                                                  Page

2                 Agreement and Plan of Merger, dated as of November 4,      5
                  1999, by and among KeySpan Corporation, Eastern
                  Enterprises and ACJ Acquisition LLC.

99.1              Joint  Press  Release of  KeySpan  Corporation  and        50
                  Eastern Enterprises, dated November 4, 1999.